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                                                                       Exhibit 5





                                 March 29, 1995


United States Lime & Minerals, Inc.
12221 Merit Drive
Suite 500
Dallas, Texas  75251

             Re: Registration Statement on Form S-8 Relating to the United States Lime & Minerals, Inc. 1992 Stock Option Plan, as Amended

Ladies and Gentlemen:

             We have acted as counsel to United States Lime & Minerals, Inc., a Texas corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 380,000 shares of the Company's common stock (the "Registered Shares"), $.10 par value per share (the "Common Stock"), to be offered and sold under the Company's 1992 Stock Option Plan, as amended (the "Plan").

             In connection with this opinion, we have examined the Registration Statement, the Restated Articles of Incorporation and Composite Copy of Bylaws of the Company, certain of the Company's corporate proceedings as reflected in its minute books, and such other records as we have deemed relevant. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. In addition, we have made such other examinations of law and fact as we have deemed appropriate in order to form a basis for the opinion hereinafter expressed.

             In our opinion, the Registered Shares that may be originally issued by the Company in connection with the Plan will, when issued in accordance with the terms of the Plan, be legally issued, fully paid, and non-assessable shares of Common Stock.

             The opinion set forth above is limited to the Texas Business Corporation Act, as amended.
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United States Lime & Minerals, Inc.
March 29, 1995
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             We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion and consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                         Very truly yours,


                                         /s/ Morgan, Lewis & Bockius